SECURITIES AND EXCHANGE
COMMISSION
Washington, D.C.  20549


Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
 The Securities Act of 1934


May 21, 2001
(Date of Report, date of earliest event reported)


Stage Stores, Inc.
(Exact name of registrant as specified in its charter)


001-14035
(Commission File Number)

DELAWARE
(State or other jurisdiction
of incorporation)
76-0407711
(I.R.S. Employer Identification No.)


10201 Main Street, Houston, Texas
(Address of principal executive offices)
77025
(Zip Code)


(713) 667-5601
(Registrant's telephone number, including area code)


Not Applicable
(Former name or former address, if changed since last report)



ITEM 5.  Other Events.

A press release regarding the Company announcing that it had filed a Second Amended Plan of Reorganization and Disclosure
Statement in Support of Second Amended Plan of Reorganization with the U.S. Bankruptcy Court for the Southern District of Texas, Houston Division on May 21, 2001 was issued by the Company on May 23, 2001 and is attached hereto as Exhibit 99.1.


ITEM 7.  Financial Statements and Exhibits.

(a) Financial statements of business acquired.

Not applicable.

(b) Pro forma financial information.

Not applicable.

(c) Exhibits.

99.1 Press release dated May 23, 2001 issued by the Company.








SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        STAGE STORES, INC.

May 24, 2001           /s/ Michael E. McCreery
 (Date)                             Michael E. McCreery
                                          Executive Vice President and
                                          Chief Financial Officer










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